Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On July 1, 2026 (the “Separation Date”), S&P Global Inc. (the “Registrant”, the “Company” or “S&P Global”) completed the previously announced separation of its S&P Global Mobility segment (“Mobility”), into a separate, independent public company, Mobility Global Inc. (“Mobility Global”). The separation was structured as a spin-off (the “Spin-off”), which occurred by way of a pro rata distribution of 100% of the outstanding shares of Mobility Global common stock to the holders of S&P Global common stock. S&P Global shareholders received one share of Mobility Global stock for every one share of S&P Global stock held of record as of the close of business on June 15, 2026 (the “Record Date”). Mobility Global is now an independent public company under the symbol “MBGL“ on the New York Stock Exchange. After the distribution, S&P Global will no longer consolidate Mobility Global into its financial results (the entire transaction is being referred to as the “Separation”).

The unaudited pro forma condensed consolidated financial statements have been derived from the Company’s historical consolidated financial statements and give effect to the Separation. The following unaudited pro forma condensed consolidated statements of income for the three months ended March 31, 2026 and each of the years ended December 31, 2025, 2024 and 2023 reflect the Company’s results as if the Separation had occurred as of January 1, 2023 in that they reflect the reclassification of Mobility as discontinued operations for all periods presented. The adjustments in the “Transaction Accounting Adjustments” column in the unaudited pro forma condensed consolidated statements of income for the three months ended March 31, 2026 and the year ended December 31, 2025 give effect to the Separation and related transactions as if they had occurred as of January 1, 2025. The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2026 reflects the Company’s financial position as if the Separation had occurred on March 31, 2026. After the date of the Separation, the historical financial results of Mobility through June 30, 2026 will be reflected in our consolidated financial statements as discontinued operations in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for all periods.

The unaudited pro forma condensed consolidated financial statements have been prepared based on the best available information and management estimates and are subject to the assumptions and adjustments described below and in the accompanying notes to those financial statements. They are not intended to be a complete presentation of the Company’s financial position or results of operations had the Separation occurred as of and for the periods indicated. In addition, the unaudited pro forma condensed consolidated financial statements are provided for illustrative and information purposes only and are not necessarily indicative of the Company’s future results of operations or financial condition had the Separation and related transactions been completed on the dates assumed. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. Management believes these assumptions and adjustments are reasonable, given the information available at the filing date. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes.

The unaudited pro forma condensed consolidated financial statements have been prepared to include Transaction Accounting Adjustments to reflect the financial condition and results of operations as if the Separation occurred on January 1, 2025.

The pro forma adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and best reflect the Separation on S&P Global’s financial condition and results of operations. The adjustments included within the “Mobility Discontinued Operations” column of the unaudited pro forma condensed consolidated financial statements are consistent with the guidance for discontinued operations under U.S. GAAP. The Company's current estimates on a discontinued operations basis are preliminary and could change as the Company finalizes discontinued operations accounting to be reported in the Company's 10-Q for the quarter ended September 30, 2026 and its Annual Report on Form 10-K.

The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Regulation S-X Article 11.

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Three Months Ended March 31, 2026

(in millions, except per share amounts)	Historical	Mobility Discontinued Operations (Note a)	S&P Global Continuing Operations (Subtotal)	Transaction Accounting Adjustments		Pro Forma
Revenue	$4,171	$454	$3,717			$3,717
Expenses:
Operating-related expenses	1,235	136	1,099			1,099
Selling and general expenses	802	157	645	(6)	(f)	639
Depreciation	31	4	27			27
Amortization of intangibles	276	76	200			200
Total expenses	2,344	373	1,971	(6)		1,965
Gain on dispositions	(175)	—	(175)			(175)
Operating profit	2,002	81	1,921	6		1,927
Other income, net	(2)	—	(2)			(2)
Interest expense, net	96	—	96			96
Income from continuing operations before taxes on income	1,908	81	1,827	6		1,833
Provision for taxes on income	404	15	389	1	(g)	390
Net income from continuing operations	1,504	66	1,438	5		1,443
Less: net income attributable to noncontrolling interests	(109)	—	(109)			(109)
Net income from continuing operations attributable to S&P Global Inc.	$1,395	$66	$1,329	$5		$1,334

Earnings per share from continuing operations attributable to S&P Global Inc. common shareholders:
Net income:
Basic	$4.69					$4.49
Diluted	$4.69					$4.48
Weighted-average number of common shares outstanding:
Basic	297.3					297.3
Diluted	297.6					297.6

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Year Ended December 31, 2025

(in millions, except per share amounts)	Historical	Mobility Discontinued Operations (Note a)	S&P Global Continuing Operations (Subtotal)	Transaction Accounting Adjustments		Pro Forma
Revenue	$15,336	$1,747	$13,589			$13,589
Expenses:
Operating-related expenses	4,563	513	4,050			4,050
Selling and general expenses	3,417	544	2,873	(35)	((f)	2,838
Depreciation	110	14	96			96
Amortization of intangibles	1,069	303	766			766
Total expenses	9,159	1,374	7,785	(35)		7,750
Gain on dispositions	(273)	—	(273)			(273)
Equity in income on unconsolidated subsidiaries	(28)	—	(28)			(28)
Operating profit	6,478	373	6,105	35		6,140
Other income, net	(36)	—	(36)			(36)
Interest expense, net	287	(1)	288			288
Income from continuing operations before taxes on income	6,227	374	5,853	35		5,888
Provision for taxes on income	1,407	69	1,338	9	(g)	1,347
Net income from continuing operations	4,820	305	4,515	26		4,541
Less: net income attributable to noncontrolling interests	(349)	—	(349)			(349)
Net income from continuing operations attributable to S&P Global Inc.	$4,471	$305	$4,166	$26		$4,192

Earnings per share from continuing operations attributable to S&P Global Inc. common shareholders:
Net income:
Basic	$14.67					$13.75
Diluted	$14.66					$13.74
Weighted-average number of common shares outstanding:
Basic	304.8					304.8
Diluted	305.1					305.1

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Year Ended December 31, 2024

(in millions, except per share amounts)	Historical	Mobility Discontinued Operations (Note a)	Pro Forma
Revenue	$14,208	$1,609	$12,599
Expenses:
Operating-related expenses	4,361	487	3,874
Selling and general expenses	3,196	433	2,763
Depreciation	96	13	83
Amortization of intangibles	1,077	302	775
Total expenses	8,730	1,235	7,495
Gain on dispositions	(59)	—	(59)
Equity in income on unconsolidated subsidiaries	(43)	—	(43)
Operating profit	5,580	374	5,206
Other income, net	(25)	—	(25)
Interest expense, net	297	(1)	298
Income from continuing operations before taxes on income	5,308	375	4,933
Provision for taxes on income	1,141	92	1,049
Net income from continuing operations	4,167	283	3,884
Less: net income attributable to noncontrolling interests	(315)	—	(315)
Net income from continuing operations attributable to S&P Global Inc.	$3,852	$283	$3,569

Earnings per share from continuing operations attributable to S&P Global Inc. common shareholders:
Net income:
Basic	$12.36		$11.46
Diluted	$12.35		$11.44
Weighted-average number of common shares outstanding:
Basic	311.6		311.6
Diluted	311.9		311.9

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Year Ended December 31, 2023

(in millions, except per share amounts)	Historical	Mobility Discontinued Operations (Note a)	Pro Forma
Revenue	$12,497	$1,484	$11,013
Expenses:
Operating-related expenses	4,141	408	3,733
Selling and general expenses	3,159	448	2,711
Depreciation	101	9	92
Amortization of intangibles	1,042	302	740
Total expenses	8,443	1,167	7,276
Loss on dispositions	70	—	70
Equity in income on unconsolidated subsidiaries	(36)	—	(36)
Operating profit	4,020	317	3,703
Other expense, net	15	—	15
Interest expense, net	334	(1)	335
Income from continuing operations before taxes on income	3,671	318	3,353
Provision for taxes on income	778	63	715
Net income from continuing operations	2,893	255	2,638
Less: net income attributable to noncontrolling interests	(267)	—	(267)
Net income from continuing operations attributable to S&P Global Inc.	$2,626	$255	$2,371

Earnings per share from continuing operations attributable to S&P Global Inc. common shareholders:
Net income:
Basic	$8.25		$7.45
Diluted	$8.23		$7.43
Weighted-average number of common shares outstanding:
Basic	318.4		318.4
Diluted	318.9		318.9

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Balance Sheet at March 31, 2026

(in millions)	Historical	Mobility Discontinued Operations (Note a)	S&P Global Continuing Operations (Subtotal)	Transaction Accounting Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$1,810	$121	$1,689	$1,974	(b)	$3,663
Restricted cash	—	—	—			—
Accounts receivable, net	3,493	217	3,276			3,276
Prepaid and other current assets	889	35	854			854
Assets held for sale	128	—	128			128
Total current assets	6,320	373	5,947	1,974		7,921
Property and equipment, net	261	19	242			242
Right of use assets	388	23	365			365
Goodwill	36,357	8,858	27,499			27,499
Other intangible assets, net	15,977	3,674	12,303			12,303
Equity investments in unconsolidated subsidiaries	605	—	605			605
Other non-current assets	884	48	836			836
Total assets	$60,792	$12,995	$47,797	$1,974		$49,771
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$510	$47	$463			$463
Accrued compensation and contributions to retirement plans	439	24	415			415
Short-term debt	2,697	—	2,697			2,697
Income taxes currently payable	482	4	478	50	(c)	528
Unearned revenue	3,980	94	3,886			3,886
Other current liabilities	1,200	27	1,173	106	(d)	1,279
Liabilities held for sale	27	—	27			27
Total current liabilities	9,335	196	9,139	156		9,295
Long-term debt	10,621	—	10,621			10,621
Lease liabilities — non-current	458	18	440			440
Pension and other postretirement benefits	176	1	175			175
Deferred tax liability — non-current	3,226	962	2,264			2,264
Other non-current liabilities	771	1	770			770
Total liabilities	24,587	1,178	23,409	156		23,565
Equity:
Redeemable noncontrolling interests	4,917	—	4,917			4,917
Commitments and contingencies
Common stock	415	—	415			415
Additional paid-in capital	44,507	—	44,507			44,507
Retained income	24,804	11,793	13,011	1,818	(e)	14,829
Accumulated other comprehensive loss	(736)	24	(760)			(760)
Less: common stock in treasury	(37,817)	—	(37,817)			(37,817)
Total equity — controlling interests	31,173	11,817	19,356	1,818		21,174
Total equity — noncontrolling interests	115	—	115			115
Total equity	31,288	11,817	19,471	1,818		21,289
Total liabilities and equity	$60,792	$12,995	$47,797	$1,974		$49,771

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Mobility Discontinued Operations

(a)	Reflects the operations of Mobility that will qualify as discontinued operations in accordance with the guidance set forth in ASC 205, Presentation of Financial Statements. This includes the assets, liabilities, equity and results of operations and the non-recurring costs, primarily consisting of professional fees, that are directly related to the Separation. Certain liabilities and general corporate overhead expenses that were not specifically related to Mobility were excluded, as they did not meet the discontinued operations criteria including:

i.	General corporate overhead costs which were historically allocated to Mobility that included labor and non-labor expenses related to the Company’s corporate support functions (e.g. finance, accounting, treasury, information technology, legal, among others) that historically provided support to Mobility.

ii.	The impact of intercompany purchases and sales between the Company and Mobility that were eliminated in consolidation.

Transaction Accounting Adjustments

(b)	Reflects the net cash distribution to the Company received from Mobility Global of $1.974 billion in connection with the Separation.

(c)	Reflects additional tax liabilities of $50 million recorded by S&P Global as a result of the Separation.

(d)	Reflects $106 million of additional non-recurring costs to complete the Separation. These costs primarily relate to investment banker fees, legal fees, third-party consulting fees and other costs directly related to the Separation. There is no pro forma adjustment to reflect these expenses in the pro forma condensed consolidated statements of income because they will be classified within discontinued operations.

(e)	Reflects the impact to the Company’s equity from the pro forma adjustments described in notes (b) - (d).

(f)	Reflects the impact of a Transition Services Agreement whereby S&P Global will provide certain post separation services to Mobility Global on a transitional basis. A pro forma adjustment reducing selling and general expenses by $6 million and $35 million for the three months ended March 31, 2026 and the year ended December 31, 2025, respectively, is reflected for this contractual arrangement.

(g)	Represents $1 million and $9 million for the three months ended March 31, 2026 and for the year ended December 31, 2025, respectively, of the income tax pro forma adjustments. This adjustment was determined by applying the relevant statutory tax rates to the jurisdictional mix of income including the pre-tax pro forma adjustment described in note (f) above.